CARETRUST REIT, INC.
AND CTR PARTNERSHIP, L.P.
INCENTIVE AWARD PLAN
TSR RESTRICTED STOCK UNIT AWARD GRANT NOTICE
(Performance-Based)
CareTrust REIT, Inc., a Maryland corporation (the “Company”), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the “Plan”), hereby grants to the individual listed below (the “Participant”) an award of performance-based Restricted Stock Units (as such term is defined in the Plan; and for purposes of this TSR Restricted Stock Unit Award Grant Notice (this “Grant Notice”) and the Agreement (as defined below), each a “Performance Stock Unit” and, together, the “Performance Stock Units”) on the terms and conditions set forth below. This Performance Stock Unit award is subject to all of the terms and conditions set forth herein, in the TSR Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Target Number of Performance Stock Units:
Performance Period

Termination: As set forth in and subject to the Agreement, vesting of the Performance Stock Units subject to this award is subject to both (a) the Participant’s continued employment or service, and (b) the Company’s relative total shareholder return performance over the Performance Period specified above. Except as otherwise set forth in the Agreement, if the Participant experiences a Termination of Service on or before the last day of the Performance Period, all Performance Stock Units that have not become vested prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service pursuant to the Agreement) will thereupon terminate and be automatically forfeited by the Participant without payment of any consideration therefor.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.
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CARETRUST REIT, INC.	PARTICIPANT
By: _______________________________ [_______] [_______]	By:_________________________________ [_______] Grantee & Participant
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EXHIBIT A
TO
TSR RESTRICTED STOCK UNIT AWARD GRANT NOTICE
TSR RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the TSR Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this TSR Restricted Stock Unit Award Agreement (this “Agreement”) is attached, CareTrust REIT, Inc., a Maryland corporation (the “Company”), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the “Plan”), hereby grants to the Participant identified in the Grant Notice (the “Participant”) an award of performance-based Restricted Stock Units (each a “Performance Stock Unit” and, together, the “Performance Stock Units”; and the award of Restricted Stock Units evidenced by this Agreement and the Grant Notice, this “Award”).
ARTICLE I.
GENERAL
1.1     Incorporation of Terms of Plan and Grant Notice. This Award is subject to all of the terms and conditions set forth in this Agreement and in the Grant Notice and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice or the Plan, as applicable. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF PERFORMANCE STOCK UNITS
2.1     Performance Stock Units. A Performance Stock Unit is a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Agreement to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with this Agreement). Performance Stock Units are used solely as a device for the determination of the payment to eventually be paid to the Participant if such Performance Stock Units vest pursuant to this Agreement. Performance Stock Units shall not be treated as property or as a trust fund of any kind.
2.2     Performance and Vesting Conditions.
    2.2.1    Determination of Number of Performance Stock Units that Vest. The number of the Performance Stock Units subject to this Award that vest, if any, as of the last day of the Performance Period shall be determined in accordance with the terms and conditions of Appendix A hereto (incorporated herein by this reference), subject to the terms of this Agreement.

2.2.2    Employment/Service Condition. Except as otherwise provided below in Section 2.2.3 or in Section 2.2.4, and in addition to the provisions of Appendix A, vesting of the Performance Stock Units subject to this Award is expressly conditioned upon Participant not having a Termination of Service on or prior to the last day of the Performance Period set forth in the Grant Notice (the “Performance Period”).
2.2.3    Effect of Termination of Employment/Service. Except as otherwise provided below in this Section 2.2.3 or in Section 2.2.4, if the Participant has a Termination of Service on or before the last day of the Performance Period, for any or no reason, all Performance Stock Units subject to this Award which have not vested prior to such Termination of Service shall thereupon terminate and be forfeited immediately and without any further action by the Company, and the Participant’s rights in such Performance Stock Units and such portion of this Award shall thereupon lapse and expire. Except as may otherwise be provided below in this Section 2.2.3 or in Section 2.2.4, the Participant will have no right to any proportionate vesting for employment or service for only a portion of the applicable vesting period.
        (a)    Termination due to Death or Disability. If the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is due to the Participant’s death or Disability, this Award shall (provided that, if the Termination of Service is due to the Participant’s Disability, the Participant satisfies the Release Requirement set forth below in this Section 2.2.3) vest on the date of such Termination of Service at the greater of (i) the “Target” performance level in accordance with Appendix A hereto, and (ii) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (ii)) the last day of the Performance Period had been the last business day prior to the date of such Termination of Service. In such circumstances, any remaining unvested Performance Stock Units subject to this Award (after giving effect to the preceding sentence) shall terminate and be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.2.3.
(b)    Termination due to Retirement or Termination by the Company for Other than Cause.
(1)    Termination due to Retirement. Except with respect to an Authorized Retirement (as defined below), if the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is due to the Participant’s retirement (x) at or after the age of 65 or (y) at a time when the sum of the Participant’s age and years of service with the Company, The Ensign Group, Inc. (its “Predecessor”), or any of its Subsidiaries or Affiliates, on the date of the Termination of Service is equal to at least 75 (and provided the Participant’s age is at least 55), this Award shall (provided that the Participant satisfies the Release Requirement) vest on the date of such Termination of Service at: (i) the number of Performance Stock Units subject to this Award that would vest based on actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (i)) the last day of the Performance Period had been the last business day prior to the date of such Termination of Service; multiplied by (ii) a fraction

(not greater than one), the numerator of which is the number of calendar days in the Performance Period prior to such Termination of Service and the denominator of which is the total number of days in the full Performance Period (had it not been deemed shortened for purposes of clause (i)). In such circumstances, any remaining unvested Performance Stock Units subject to this Award (after giving effect to the preceding sentence) shall terminate and be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.2.3.
If, at the time of the Participant’s Termination of Service, the Participant is party to a Severance Agreement, and such Severance Agreement defines “Authorized Retirement”, “Cause”, and/or “Good Reason”, then such term(s) as used for purposes of this Award shall have the same meanings as given to them in such Severance Agreement; otherwise, such term(s) shall not apply for purposes of this Award.

(2)    Termination by the Company for Other than Cause; Good Reason. If the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is the result of a termination of the Participant’s employment by the Company (or a Subsidiary or Affiliate of the Company, as the case may be) for reasons other than Cause (as reasonably determined by the Administrator) or by the Participant for Good Reason, this Award shall (provided that the Participant satisfies the Release Requirement) vest on the date of such Termination of Service at: (i) the number of Performance Stock Units subject to this Award that would vest at the greater of (x) the “Target” performance level in accordance with Appendix A hereto, and (y) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (y)) the last day of the Performance Period had been the last business day prior to the date of such Termination of Service; multiplied by (ii) a fraction (not greater than one), the numerator of which is the number of calendar days in the Performance Period prior to such Termination of Service and the denominator of which is the total number of days in the full Performance Period (had it not been deemed shortened for purposes of clause (i)). In such circumstances, any remaining unvested Performance Stock Units subject to this Award (after giving effect to the preceding sentence) shall terminate and be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.2.3.
(3)    No Duplicate Benefits. If both Sections 2.2.3(b)(1) and 2.2.3(b)(2) would apply and the Participant would be entitled to greater vesting pursuant to Section 2.2.2(b)(2), then such clause (if applicable) shall apply rather than Section 2.2.3(b)(1). If the Participant would be entitled to greater vesting pursuant to Section 2.2.3(c) below than provided in Section 2.2.3(b)(2), then such provision (if applicable) shall apply rather than Section 2.2.3(b)(2).
(c)    Authorized Retirement. If the Participant has a Termination of Service on or before the last day of the Performance Period and such Termination of Service is an Authorized Retirement, this Award shall (provided that the Participant satisfies the Release

Requirement) vest on the date of such Termination of Service at the greater of (i) the “Target” performance level in accordance with Appendix A hereto, and (ii) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (ii)) the last day of the Performance Period had been the last business day prior to any public disclosure by the Company of the Participant’s intent to retire (or, if there is no such public disclosure of the Participant’s intent to retire, the last business day prior to the date of such Termination of Service). In such circumstances, any remaining unvested Performance Stock Units subject to this Award (after giving effect to the preceding sentence) shall terminate and be forfeited as of such Termination of Service pursuant to the first paragraph of this Section 2.2.3.
(d)    Release Requirement. For purposes of this Award and notwithstanding anything else contained in this Agreement to the contrary, “Release Requirement” means that, as a condition precedent to any Company obligation to the Participant to provide the vesting of the portion of this Award otherwise provided for in the applicable provision of this Agreement (under Section 2.2.3 or Section 2.2.4, as the case may be), the Participant shall provide the Company (within the period of time provided in the next sentence), a valid, executed release agreement that shall release the Company, its officers, directors, affiliates and other applicable parties from all known and unknown claims of any kind or nature in a form reasonably acceptable to the Company (the “Release”), and such Release shall have not been revoked by the Participant pursuant to any revocation rights afforded by applicable law. The Company shall provide the form of Release to the Participant not later than seven (7) days following the applicable Termination of Service, and the Participant shall be required to execute and return the Release to the Company within twenty one (21) days of delivery of the Release to the Participant (or forty-five (45) days if such longer period of time is required to make the Release maximally enforceable under applicable law) but in no event before the date of the applicable Termination of Service.
2.2.4    Change in Control. Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control during the Performance Period, the portion of this Award that is eligible to vest based on performance will be the greater of (i) the “Target” performance level in accordance with Appendix A hereto, and (ii) actual TSR performance calculated pursuant to Appendix A hereto but determined as if (solely for purposes of this clause (ii)) the last day of the Performance Period had been the last business day prior to the date on which the Change in Control occurs (the number of Performance Stock Units determined pursuant to clause (i) or (ii), as applicable, the “Change in Control Units”). (No further performance-based vesting modifications shall be made based on performance after the Change in Control.) Such Change in Control Units shall vest upon (or, as necessary to give effect to the acceleration, immediately prior to) the Change in Control; provided, however, that if either (x) the common stock of the Company continues to be listed or admitted to trade on a national securities exchange following such Change in Control or (y) a successor entity (or a parent thereof) assumes this Award and the common equity securities of such entity have comparable liquidity (as compared to the common stock of the Company preceding such Change in Control), then (i) the Change in Control Units shall remain subject to time/service-based vesting in accordance with the vesting schedule set forth in the following sentence (the “Change in Control Vesting Schedule”), and (ii) vesting of such Change in Control Units will nevertheless accelerate in full (without pro-ration) as of the

Participant’s Termination of Service in the event such Termination of Service occurs on or after the date of the Change in Control, and on or before the final vesting date provided for the Change in Control Units in the following sentence, and is a Termination of Service described in Section 2.2.3(a), (b), or (c) (provided, in each case other than a Termination of Service due to the Participant’s death, that the Participant satisfies the Release Requirement). The Change in Control Vesting Schedule shall be as follows: (i) the total number of Change in Control Units shall be deemed to be scheduled to vest in a series of equal monthly installments over the three year period following the first day of the Performance Period (with an installment scheduled to vest at the end of each of such thirty-six months in such three-year period, and with any fractional Change in Control Unit otherwise scheduled to vest at the end of any such month disregarded but carried forward and aggregated with the Change in Control Units scheduled to vest in the next such month); (ii) any Change in Control Units that would have vested on or prior to the Change in Control pursuant to the vesting schedule in clause (i) shall vest immediately upon the Change in Control; and (iii) the balance of the Change in Control Units shall be scheduled to vest over the balance of the three-year period following the first day of the Performance Period as provided in clause (i). Following a Change in Control, in the event of the Participant’s Termination of Service (other than a Termination of Service described in Section 2.2.3(a), (b), or (c)), the outstanding Change in Control Units subject to this Award that have not vested prior to such Termination of Service shall terminate and be forfeited as of such Termination of Service pursuant to the first paragraph of Section 2.2.3. In the event of a Change in Control during the Performance Period, any Performance Stock Units subject to this Award that are not eligible to vest after applying the first sentence of this Section 2.2.4 (i.e., the number of Performance Stock Units subject to this Award that exceed the number that are eligible to vest pursuant to the first sentence of this Section 2.2.4) will terminate and be forfeited as of the Change in Control without any further action by the Company, and the Participant’s rights in such Performance Stock Units and such portion of this Award shall thereupon lapse and expire.
2.3     Payment.
2.3.1    Confirmation. Promptly following the end of the Performance Period (or any deemed shortened Performance Period taken into account to the extent provided in Section 2.2.3 or 2.2.4 above, as the case may be), the Administrator shall determine: (a) the Relative Total Shareholder Return and Earned Percentage (each as defined in Appendix A hereto); and (b) the number of Performance Stock Units that vested as of the applicable date (or are eligible to vest following a Change in Control as provided in Section 2.2.4). Prior to such determination, the Company shall provide to the Administrator, in reasonable detail, the calculation of the Relative Total Shareholder Return, Earned Percentage, and the number of Performance Stock Units subject to vesting, which information shall be available to the Participant upon request after the applicable vesting date.
2.3.2    Dividend Equivalents. This Award also includes a Dividend Equivalent award as set forth in this Section 2.3.2. On each dividend payment date for each cash dividend (regular or extraordinary) on the Common Stock that occurs while this Award is outstanding, the Company will increase the “Target” number of Performance Stock Units subject to this Award as set forth below in this Section 2.3.2. All such additional Performance Stock Units shall be subject to the same vesting requirements (including both time-based and performance-based vesting) applicable to the Performance Stock Units in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the vested Performance Stock Units to which they are related. The additional “Target” number of Performance Stock Units to be credited in connection with a particular cash dividend on the Common Stock shall equal the quotient calculated by dividing (a) by (b), where “(a)” is the product of (i) the cash dividend payable per share of Common Stock, multiplied by (ii) the “Target” number of Performance Stock Units subject to this Award and outstanding as of the record date for that dividend (such “Target” number giving effect to any previous crediting of Dividend Equivalents pursuant to this Section 2.3.2), and “(b)” is the Fair Market Value of a share of Common Stock on the ex-dividend date for that dividend. If your vested Performance Stock Units have been settled after the record date but prior to the dividend payment date, any Performance Stock Units that would be credited pursuant to the preceding sentence and that become vested shall be settled on or as soon as practicable after the dividend payment date.
2.3.3    Time and Form of Payment.
(a)    Time of Payment. Subject to the other provisions of this Section 2.3.3, payment with respect to Performance Stock Units subject to this Agreement shall, to the extent vested, be paid to the Participant on or within sixty (60) days following the first to occur of: (i) the last day of the Performance Period as provided for in the Grant Notice (for this purpose, disregarding any shortening of the Performance Period that may be provided for in this Agreement); or (ii) the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”; and the applicable payment date pursuant to clause (i) or (ii), the “Payment Date”).
(b)    Form of Payment. Subject to Sections 2.3.3(c) and 2.4 below, each Performance Stock Unit that vests pursuant to the terms hereof will be payable in one share of Common Stock. To the extent that any fractional share of Common Stock is payable in respect of this Award on a Payment Date (taking into account any shares of Common Stock payable in respect of Dividend Equivalents), the fraction shall be rounded up to the next whole share. The Participant shall have no further rights with respect to the Award with respect to any Performance Stock Units (or related Dividend Equivalent Rights) that are paid, or that terminate or are forfeited, in accordance with this Agreement.
(c)    Changes in Control. In connection with any Change in Control transaction or any other event in connection with which the Company will not survive or will not survive as a public company in respect of the Common Stock, the Administrator may (without limiting the adjustment authority of Section 2.4) provide that payment for each Performance Stock Unit that is otherwise outstanding on the date of such event and that becomes vested may be made in the form of cash in an amount equal to the last closing market price for a share of Common Stock on the principal exchange on which such stock is traded immediately prior to such event or the price paid for a share of the Common Stock in the related transaction, as the Administrator may determine (and, in the event the Administrator provides for such a cash settlement, in no event will Dividend Equivalents be credited pursuant to Section 2.3.2 as to any dividend the record date of which occurs after the date of such Change in Control). In addition, the Administrator may provide for the termination of the Performance Stock Units subject to this Award (and associated Dividend Equivalents) in connection with the occurrence of a Change in Control in connection with which the Administrator has not made a provision for the substitution, assumption, exchange, or other continuation of this Award; provided that (A) in such event, the portion of this Award that is outstanding immediately prior to such termination (after giving effect to the determination of the number of Change in Control Units in accordance with Section 2.2.4) shall vest and become payable, and (B) such acceleration, termination, and payment of this Award satisfies the requirements of Treas. Reg. Section 1.409A-3(j)(4)(ix) (in which case, the date of the corresponding Change in Control shall also be a “Payment Date” for purposes of this Award).
(d)    Possible Section 409A Delay. Notwithstanding anything herein to the contrary, no distribution hereunder shall be made to the Participant during the six (6)-month period following the Participant’s Separation from Service (i) if the Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Participant’s Separation from Service, (ii) to the extent this Award constitutes deferred compensation under Section 409A of the Code, and (iii) to the extent that paying such amounts at the time otherwise set forth in this Section 2.3.3 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on or within sixty (60) days after the first day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), the Company shall pay the Participant the cumulative amounts (without interest) that would have otherwise been payable to the Participant during such period.
(e)    Changes in Time of Payment. Notwithstanding anything else in this Agreement or the Plan to the contrary, the time of payment provided for under this Agreement may not be changed except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code (so as to not result in any tax, penalty or interest thereunder).
(f)    Special Rule if the Release Requirement Applies. In the event the Release Requirement applies and the period of time the Participant has to consider and deliver the Release, and the expiration of any revocation rights provided therein or pursuant to applicable law, spans two taxable years, any payment conditioned on the Release shall be made within the period of time otherwise provided for but in the later of such two tax years.
(g)    Delivery of Common Stock; Brokerage Accounts. Common Stock may be paid either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion. The Participant acknowledges that the Company may use a broker or other third party to facilitate its recordkeeping for awards granted under the Plan and agrees to comply with any administrative rules and procedures regarding such awards as may be in place from time to time. The Participant acknowledges and agrees that the Company may require that any Common Stock received under this Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the

Company, and the Participant agrees to take such reasonable steps as the Company may require to open and maintain such an account.
(h)    Compliance With Law. In the event shares of Common Stock are otherwise payable to the Participant in accordance with this Agreement, the Company shall not be required to record any shares of stock in the name of the Participant in the books and records of the Company’s transfer agent, and the Company shall not be required to issue or deliver any certificate or certificates for any shares of stock (or deposit any such shares in a brokerage account for the Participant’s benefit) prior to the fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which the Common Stock is then listed, (b) the completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, or (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Company shall, in its discretion, determine to be necessary or advisable. In the event that the Company delays a distribution or payment because it determines that the issuance of shares of stock in settlement of Performance Stock Units would violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 2.3.3(h) if such delay would result in any tax, penalty or interest under Section 409A of the Code.
(i)    Tax Withholding. As a condition precedent to any payment obligation of the Company under this Agreement, the Participant agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that the Participant recognizes (or will recognize, as the case may be) in respect of this Award or any payment to be made in respect of this Award. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. In addition, the Participant may elect, unless otherwise determined by the Administrator, to satisfy the withholding requirement by having the Company withhold shares of Common Stock otherwise to be delivered pursuant to this Award in connection with an applicable Payment Date with a Fair Market Value (as hereinafter defined), as of the date of such withholding, sufficient to satisfy the withholding obligations arising in connection with the payment of this Award to be made in connection with such Payment Date. For purposes of this Section 2.3.3(i), if the Common Stock is then listed or admitted to trade on a national securities exchange, the “Fair Market Value” of a share of Common Stock shall be equal to the closing market price of the Common Stock on the last trading day immediately preceding the applicable withholding date (otherwise, Fair Market Value will have the meaning given to such term in the Plan).

2.4     Changes in Capital Structure. This Award (including the Performance Stock Units subject to this Award, related Dividend Equivalent rights, and provisions for payment of

Common Stock in respect thereof) is subject to adjustment pursuant to Section 13.2 of the Plan. Any action taken pursuant to this Section 2.4, or pursuant to Section 13.2 of the Plan, with respect to this Award is subject to compliance with Section 409A of the Code so as to not result in any tax, penalty or interest thereunder. No adjustment shall be made pursuant to Section 13.2 of the Plan as to any dividend for which Dividend Equivalents are credited pursuant to Section 2.3.2.
ARTICLE III.
OTHER PROVISIONS
3.1    Tax Matters. It is intended that this Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement, the Grant Notice, and the Plan shall be construed and interpreted consistent with that intent. However, except for the Company’s withholding right pursuant to Section 2.3.3(i), the Participant is solely responsible for any and all tax liability that may arise in respect of this Award.
3.2     Restrictions on Transfer. This Award, the Performance Stock Units, and any related Dividend Equivalent rights, are subject to the restrictions on transfer set forth in the Plan, and no transfer shall be permitted (notwithstanding anything in the Plan to the contrary) to the extent such transfer would result in any tax, penalty or interest under Section 409A of the Code. During the lifetime of the Participant, the Performance Stock Units and related Dividend Equivalent Rights may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or as otherwise provided in the Plan and consistent with Section 409A of the Code so as to not result in any tax, penalty or interest thereunder.
3.3     Not a Contract of Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
3.4     Headings and Titles. Headings and titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.5     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.6     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations, and the Participant shall, if required by the Company, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.7     Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Performance Stock Units in any material way without the prior written consent of the Participant.
3.8     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
3.9     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Agreement and the Plan, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.10     No Rights of Stockholder. The Performance Stock Units (including any associated Dividend Equivalent rights) represent the Company’s unfunded and unsecured promise to issue shares of Common Stock, at a future date subject to the terms of this Agreement. The Participant has no rights with respect to this Award other than rights of a general creditor of the Company. The Participant shall not have any of the rights of a stockholder with respect to the Performance Stock Units or any associated Dividend Equivalent rights.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Performance Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits and Appendices thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.13     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets.
3.14     Clawback Policy. The Performance Stock Units and related Dividend Equivalent rights are subject to the terms of the Company’s compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance Stock Units, related Dividend Equivalent rights, or any Shares or other cash or property received with respect to this Award (including any value received from a disposition of any such Shares received with respect to this Award). The Participant hereby agrees to promptly repay to the Corporation any amounts that are required to be repaid pursuant to such policy.
3.15     Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and (if more than one party is required to sign such document) will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. To the extent a party signs this Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Agreement electronically, and electronic signatures appearing on this Agreement (or entered as to this Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

Appendix A

PERFORMANCE CRITERIA
The Performance Stock Units that shall vest, if any, will be based on the Company’s total shareholder return (“TSR”) for the Performance Period relative to the TSRs of the Peer Companies (as defined below), as determined by the Administrator. The Performance Stock Units that shall vest, if any, following the end of the Performance Period shall be equal to the number of Performance Stock Units determined by multiplying the “Target” number of Performance Stock Units subject to this Award (as set forth in the Grant Notice and as adjusted for Dividend Equivalents) by the “Earned Percentage,” as determined below, provided that the maximum Earned Percentage for the Performance Period shall be 200% and subject to certain caps described below. Any Performance Stock Units that do not vest as of the end of the Performance Period will terminate and be forfeited as of the end of the Performance Period without any further action by the Company, and the Participant’s rights in such Performance Stock Units and such portion of this Award shall thereupon lapse and expire.

(a)“TSR” means, for the Company and each of the Peer Companies, such company’s total shareholder return, expressed as a percentage, which will be calculated by dividing (i) the Closing Average Share Value by (ii) the Opening Average Share Value and subtracting one from the quotient.

(b)“Opening Average Share Value” means the average Share Value over the trading days in the Opening Average Period.

(c)“Opening Average Period” means the last (final) twenty (20) trading days in the calendar year immediately preceding the calendar year in which the Performance Period starts.

(d)“Accumulated Shares” means, for a given trading day, the sum of (i) one (1) share and (ii) the cumulative number of shares of a company’s common stock purchasable with dividends declared on such company’s common stock to that point during the Performance Period, assuming same day reinvestment of such dividends at the closing price on the ex-dividend date.

(e)“Closing Average Share Value” means the average Share Value over the trading days in the Closing Average Period.

(f)“Closing Average Period” means the last (final) twenty (20) trading days in the Performance Period.

(g)“Share Value” means, with respect to a given trading day, the closing price of a company’s common stock multiplied by the Accumulated Shares for such trading day.

Appendix A - 1

(h)“Peer Companies” means the following companies:
[

]

The Peer Companies are subject to adjustment as follows:

(i)    In the event of a merger, acquisition or business combination transaction of a Peer Company with or by another Peer Company, the surviving entity shall remain a Peer Company.

(ii)     In the event of a merger of a Peer Company with an entity that is not a Peer Company, or the acquisition or business combination transaction by or with a Peer Company, or with an entity that is not a Peer Company, in each case where the Peer Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Company.

(iii)     In the event of a merger or acquisition or business combination transaction of a Peer Company by or with an entity that is not a Peer Company, a “going private” transaction involving a Peer Company or the liquidation of a Peer Company, where the Peer Company is not the surviving entity or is otherwise no longer publicly traded, the company shall no longer be a Peer Company.

(iv)     In the event of a bankruptcy of a Peer Company, as long as the Peer Company is still trading on a market where an independent price can be determined (i.e., an over-the-counter market), its TSR will continue to be calculated based on reported trading prices. Once the share price can no longer be determined, such Peer Company’s TSR will be locked in for the active performance cycle, based on the last known trading price (i.e., the potential for a TSR of -100%). If the company subsequently resumes trading on a recapitalized basis (completely new equity infusion), it will not be added back to the peer group for active performance cycles.

(v)    In the event of a stock distribution from a Peer Company consisting of the shares of a new publicly-traded company (a “spin-off”), the Peer Company shall remain a Peer Company and the stock distribution shall be treated as a dividend from the Peer Company based on the closing price of the shares of the spun-off company on its first day of trading. The performance of the shares of the spun-off company shall not thereafter be tracked for purposes of calculating TSR.

Each Peer Company’s “common stock” shall mean that series of common stock that is publicly traded on a registered U.S. exchange or, in the case of a non-U.S. company, an equivalent non-U.S. exchange.

(i)“Relative Total Shareholder Return” means the Company’s TSR relative to the TSR of the Peer Companies. Relative Total Shareholder Return will be determined by ranking the Peer Companies and the Company from highest to lowest according to their
Appendix A - 2

respective TSRs. After this ranking, the percentile performance of the Company as of any particular date will be determined as follows:

P =	N – R
N – 1

where:    “P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.

“N” represents the number of Peer Companies, plus the Company, as of such date.

“R” represents the Company’s ranking among the Peer Companies, plus the Company, when ranked as provided above.

Example: If the number of Peer Companies plus the Company is 14, the Company is ranked 5th, then the Company’s Relative Total Shareholder Return would be at the 69.2 percentile: .692 = ((14 – 5) / (14 – 1)).

(j)“Earned Percentage” means the percentage determined according to the following table:

Company Relative Total Shareholder Return (Calculated as Provided Above) for the Performance Period	Performance Level	Earned Percentage
Below 25th Percentile	0	0%
25th Percentile	Threshold	50%
50th Percentile	Target	100%
85th Percentile or Higher	High/Max	200%

Interpolation: To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the Earned Percentage.

Example: If the Company’s TSR was at the 67.5th percentile, the Earned Percentage would equal 150%.

Limitations on the Earned Percentage:

(i)    Notwithstanding the criteria in the table above, in the event the Company’s TSR over the Performance Period is negative, the Earned Percentage shall not exceed 100%.

(ii)    If the Company’s absolute TSR Compound Annual Growth Rate (CAGR) for the Performance Period exceeds 10%, then the Earned Percentage shall not be less than 100%.

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Appendix A - 3